Exhibit 10.1

AMENDMENT 2008-1
TO THE
RESTATED EXECUTIVE SEVERANCE AGREEMENT

THIS AMENDMENT, dated as of December 31, 2008, between Cephalon, Inc., a Delaware corporation, (the “Company”), and Frank Baldino, Jr. (“Executive”).

RECITALS

WHEREAS, the Company and Executive previously entered into that certain Restated Executive Severance Agreement, dated as of June 24, 2008, (the “Severance Agreement”), pursuant to which Executive is entitled to certain payments and benefits in the event that Executive’s employment is terminated on account of a reason set forth in the Severance Agreement;

WHEREAS, the Company and Executive desire to amend the Severance Agreement to make certain changes to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued thereunder; and

WHEREAS, Section 20(a) of the Severance Agreement provides that the Severance Agreement may be amended pursuant to a written agreement between the Company and Executive.

NOW, THEREFORE, the Company and the Executive hereby agree that, effective December 31, 2008, the Severance Agreement shall be amended as follows:

1.                                       Section 1(h)(ii)(z) of the Severance Agreement is hereby amended in its entirety to read as follows:

“a relocation of Executive’s place of employment that would increase Executive’s commute by more than fifty (50) miles; provided, however, such change, reduction or relocation is effected by the Company or the successor thereto without Executive’s consent.”

2.                                       The last sentence of Section 2(b)(i) of the Severance Agreement is hereby amended in its entirety to read as follows:

“Except as provided in Section 24(b), payment shall be made in a lump sum within sixty (60) days after Executive’s Termination Date.”

3.                                       The last sentence of Section 2(b)(ii) of the Severance Agreement is hereby amended in its entirety to read as follows:

“Except as provided in Section 24(b), payment shall be made in a lump sum within sixty (60) days after Executive’s Termination Date.”

4.                                       The last sentence of Section 3(b)(i) of the Severance Agreement is hereby amended in its entirety to read as follows:

“Except as provided in Section 24(b), payment shall be made in a lump sum within sixty (60) days after Executive’s Termination Date.”

5.                                       The last sentence of Section 3(b)(ii) of the Severance Agreement is hereby amended in its entirety to read as follows:

“Except as provided in Section 24(b), payment shall be made in a lump sum within sixty (60) days after Executive’s Termination Date.”

6.                                       Section 24(a) of the Severance Agreement is hereby amended in its entirety to read as follows:

“(a)                            Interpretation. Notwithstanding the other provisions hereof, this Agreement is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Section 409A and, if necessary, any such provision shall be deemed amended to comply with section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. All payments to be made upon termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code. For purposes of section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may Executive, directly or indirectly, designate the calendar year of payment.”

7.                                       In all respects not modified by this Amendment 2008-1, the Severance Agreement is hereby ratified and confirmed.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Executive agree to the terms of the foregoing Amendment 2008-1, effective as of the date set forth above.

CEPHALON, INC.

By:	/s/ Charles A. Sanders, M.D.
Name:	Charles A. Sanders, M.D.
Title:	Director and Chairman of Stock
Option and Compensation Committee

EXECUTIVE

/s/ Frank Baldino, Jr.
Frank Baldino, Jr.